UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

RenaissanceRe Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 12 Crow Lane, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-4513

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  Submission of Matters to a Vote of Security Holders.

The 2012 Annual General Meeting of Shareholders (the “Annual Meeting”) of RenaissanceRe Holdings Ltd. (the “Company”) was held on Tuesday, May 22, 2012 in Pembroke, Bermuda.  As of March 26, 2012, the record date for the Annual Meeting, there were 51,765,197 shares of common stock issued and outstanding.  A quorum of 45,594,172 shares of common stock was present or represented at the Annual Meeting.

Each of the proposals described in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 12, 2012 (the “Proxy Statement”), was approved. The final results of the proposals are as follows:

1.
Shareholders elected each of the Company’s three nominees for director to serve a term of three years to expire at the 2015 Annual Meeting of Shareholders or until their successors are duly elected and qualified, as set forth below:

Name	Votes For	Votes Withheld
Thomas A. Cooper	43,427,758	453,434
Neill A. Currie	43,145,339	735,853
W. James MacGinnitie	43,000,755	880,437

There were 1,712,980 Broker Non-Votes for the directors.

2.	Shareholders approved an advisory vote on the compensation of the Company’s named executive officers, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,177,163	668,607	35,422	1,712,980

3.
Shareholders appointed the firm of Ernst & Young Ltd. as the Company’s independent registered public accounting firm for the 2012 fiscal year until the Company’s 2013 Annual Meeting and referred the determination of Ernst & Young Ltd.’s remuneration to the Company’s Board of Directors, as set forth below:

Votes For	Votes Against	Abstentions
45,587,637	3,647	2,888

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.
Date: May 23, 2012
	By:	/s/ Stephen H. Weinstein
	Name:	Stephen H. Weinstein
	Title:	SVP, General Counsel & Corporate Secretary